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                                                                    EXHIBIT 99.1

INVESTOR CONTACT
John Pitt
Instinet Group Incorporated
212 310 7481
john.pitt@instinet.com

MEDIA CONTACT
Stephen Austin
Instinet Group Incorporated
212 310 4037
stephen.austin@instinet.com

                INSTINET GROUP ANNOUNCES FURTHER COST REDUCTIONS

New York, January 8, 2004 - As part of its continuing cost-reduction efforts, Instinet Group Incorporated (NASDAQ: INGP) announced today that it is targeting a further reduction in operating costs of approximately $30 million on an annualized basis by the end of 2004.

The current cost-reduction is primarily due to the strategic decisions related to the separation of Instinet, the Institutional Broker and INET, and the company's ongoing efforts to streamline its operations.

As part of this cost-reduction, Instinet Group will record a charge of $60 million in the fourth quarter of 2003. The charge is related to the reduction of Instinet Group's workforce by approximately 185 employees (or approximately 15% of full-time employees), expected to be substantially completed by July 2004, and the consolidation of the company's office space, which accounts for a significant portion of the charge.

"This cost-reduction is part of our previously announced plan to reorganize and streamline our company and empower our businesses to better serve their distinct customers," said Edward J. Nicoll, Instinet Group's chief executive officer.

This latest cost reduction is in addition to previous cost reductions, which reduced annual operating costs by approximately $160 million between the fourth quarter of 2002 and the third quarter of 2003.

The company also announced it will record a $22 million charge in the fourth quarter of 2003 for the impairment of intangible assets, related primarily to certain Island technology assets that were capitalized in 2002 as part of the company's acquisition of Island ECN. The impairment charge is based on the application of annual impairment tests prescribed by current accounting standards (FAS 142).

ABOUT INSTINET
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Instinet, through affiliates, is the largest global electronic agency securities broker and has been providing investors with electronic trading solutions for more than 30 years. Our services enable buyers and sellers worldwide to trade securities directly and anonymously with each other, have the opportunity to gain price improvement for their trades and lower their overall trading costs. Instinet is part of the Reuters family of companies.

Through our electronic platforms, our customers also can access over 40 securities markets throughout the world, including NASDAQ, the NYSE and stock exchanges in Frankfurt, Hong Kong, London, Paris, Sydney, Tokyo, Toronto and Zurich. We also provide our customers with access to research generated by us and by third parties, as well as various informational and decision-making tools. We act solely as an agent for our customers and do not trade securities for our own account or maintain inventories of securities for sale.

                                      # # #

This news release is for information purposes only and is not intended as an offer or solicitation with respect to the purchase or sale of any security. While Instinet believes the information contained herein is reliable, we do not guarantee its accuracy, and it may be incomplete or condensed. These statements speak only as of this news release and Instinet undertakes no obligation to update publicly any of the information contained herein, in light of new information or future events.

(C) 2004 Instinet Group Incorporated and its affiliated companies. All rights reserved. INSTINET and INET are service marks in the United States. Instinet ECN services are provided by Instinet, LLC (formerly Instinet Corporation), member NASD/SIPC, a subsidiary of Instinet Group Incorporated and an investment adviser with the SEC. Island ECN services are provided by Inet ATS, Inc. (formerly The Island ECN, Inc.), member NASD/NSX/SIPC and a subsidiary of Instinet Group Incorporated.

THIS NEWS RELEASE MAY BE DEEMED TO INCLUDE FORWARD-LOOKING STATEMENTS RELATING TO INSTINET. CERTAIN IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE DISCLOSED IN SUCH FORWARD-LOOKING STATEMENTS ARE INCLUDED IN THE INSTINET ANNUAL REPORT FORM 10-K DATED FOR THE PERIOD ENDED DECEMBER 31, 2002 AND OTHER DOCUMENTS FILED WITH THE SEC AND AVAILABLE ON THE COMPANY'S WEB SITE. CERTAIN INFORMATION REGARDING NASDAQ TRADING VOLUMES IS ALSO INCLUDED IN INSTINET'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2002 AND ON THE COMPANY'S WEB SITE AT WWW.INSTINETGROUP.COM.


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